UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

Unitrin, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One East Wacker Drive, Chicago, IL 60601

(Address of principal executive offices, including zip code)

312-661-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Unitrin, Inc. (the “Company”) executed new individual agreements with each of its executive officers (“Executive Officers”) that would provide benefits in the event of a change in control of the Company (“Severance Agreements”) and simultaneously terminated the existing Severance Agreements in effect with such officers (“Prior Agreements”), effective February 15, 2011. The new Severance Agreements include two material changes from the Prior Agreements:

•

Section 2.1 and related definitions were amended to incorporate a “double trigger” standard for determining the right to receive benefits under the Severance Agreements. As modified, an Executive Officer would be entitled to receive benefits under his or her Severance Agreement only in the event of an involuntary termination by the Company (or a Company subsidiary) other than for “Just Cause,” or by the Executive Officer for “Good Reason,” in either case in connection with a “Change in Control” of the Company, as such terms are defined, and under the circumstances as described, in the Severance Agreements.

•

Section 2.3 was amended to eliminate the tax “gross-up” provision that would have entitled an Executive Officer to receive an additional payment from the Company in the event that benefits paid pursuant to his or her Severance Agreement would be subject to an excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (including any related interest or penalties). As amended, Section 2.3 provides for the reduction of benefits as may be necessary to ensure that the benefits payable under the Severance Agreements are not subject to such excise tax.

Except as described above, the new Severance Agreements would provide the Executive Officers with the same benefits in the same amounts and under the same terms and conditions as would have been provided to such officers under their Prior Agreements. These benefits include: (i) a lump sum severance payment based on a multiple of three (for the Chief Executive Officer) or two (for the other Executive Officers) times the officer’s annual base salary; (ii) continuation of life and health insurance benefits for up to three years (for the Chief Executive Officer) or two years (for the other Executive Officers); and (iii) outplacement services at the Company’s expense for up to fifty-two weeks. The new form of Severance Agreement is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	Form of individual change-in-control severance agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: February 22, 2011	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of individual change-in-control severance agreement